Exhibit 3.1

State of Delaware
Secretary of State
Division or Corporations
Delivered 09:24 AM 04/23/2015
FILED 09:24 AM 04/23/2015
SRV 150552674 -5734210 FILE

CERTIFICATE OF FORMATION

OF

SG COMMERCIAL MORTGAGE SECURITIES, LLC

This Certificate of Formation of SG Commercial Mortgage Securities, LLC (the "LLC"), dated as of April 23, 2015, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 De1.C. §18-101, etseq.).

FIRST. The name of the limited liability company is SG Commercial Mortgage Securities, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ John B. Maclay
Name: John B. Maclay
Authorized Person